Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cbeyond Communications, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 1, 2006	/s/ James F. Geiger
James F. Geiger
Chief Executive Officer